Exhibit 10.1

EXECUTION VERSION

SIXTH SUPPLEMENTAL AGREEMENT

DATED __15 April__ 2019

BETWEEN

MGM CHINA HOLDINGS LIMITED

MGM GRAND PARADISE, S.A.

MGM GRAND PARADISE (HK) LIMITED

SUPEREMPREGO LIMITADA

MGM - SECURITY SERVICES, LTD.

AND

BANK OF AMERICA, N.A.

as Facility Agent

relating to a credit agreement originally dated 27 July 2010, as first amended and restated by a supplemental agreement dated 22 October 2012, such amendments being effective as of 29 October 2012, as further amended and restated by a second supplemental agreement dated 9 June 2015, such amendments being effective as of 12 June 2015 and as further amended by a third supplemental agreement dated 2 February 2016, such amendments being effective as of 2 February 2016 as further amended by a fourth supplemental agreement dated 15 February 2017 (such amendments being effective as of 15 February 2017) and as further amended and restated by a fifth supplemental agreement dated 15 June 2018 (such amendments being effective as of 22 June 2018)

ALLEN & OVERY

Allen & Overy LLP

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THIS AGREEMENT is dated ____15 April ____ 2019 and made

BETWEEN:

(1)	MGM CHINA HOLDINGS LIMITED (the Company);
(2)	MGM GRAND PARADISE, S.A. (MGMGP);
(3)	MGM GRAND PARADISE (HK) LIMITED, SUPEREMPREGO LIMITADA and MGM - SECURITY SERVICES, LTD. as original guarantors (the Original Guarantors); and
(4)

BANK OF AMERICA, N.A. as facility agent for and on behalf of the other Finance Parties under and as defined in the Fifth Amended and Restated Credit Agreement defined below (in this capacity, the Facility Agent).

BACKGROUND

(A)	MGMGP, MGM Grand Paradise (HK) Limited and Superemprego Limitada entered into a HK$7,410,000,000 credit agreement dated 27 July 2010 (the Existing Credit Agreement).
(B)	On 2 June 2011 the Company acceded to the Existing Credit Agreement as an Additional Guarantor.
(C)

On 22 October 2012 MGMGP, the Company and the Facility Agent, amongst others, entered into a supplemental agreement (the First Supplemental Agreement) which amended and restated the Existing Credit Agreement (as amended by the First Supplemental Agreement, such amendments being effective as of 29 October 2012, the First Amended and Restated Credit Agreement).

(D)	On 6 February 2015, MGM Security Services, Ltd. acceded to the First Amended and Restated Credit Agreement as an Additional Guarantor.
(E)

On 9 June 2015, MGMGP, the Company and the Facility Agent, amongst others, entered into a second supplemental agreement (the Second Supplemental Agreement) which amended and restated the First Amended and Restated Credit Agreement (as amended by the Second Supplemental Agreement, such amendments being effective as of 12 June 2015, the Second Amended and Restated Credit Agreement).

(F)

On 2 February 2016, MGMGP, the Company and the Facility Agent, amongst others, entered into a third supplemental agreement (the Third Supplemental Agreement) which amended the Second Amended and Restated Credit Agreement (as amended by the Third Supplemental Agreement, such amendments being effective as of 2 February 2016, the Third Amended Credit Agreement).

(G)

On 15 February 2017, MGMGP, the Company and the Facility Agent, amongst others, entered into a fourth supplemental agreement (the Fourth Supplemental Agreement) which amended the Third Amended Credit Agreement (as amended by the Fourth Supplemental Agreement (such amendments being effective as of 15 February 2017), the Fourth Amended Credit Agreement).

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(H)

On 15 June 2018, MGMGP, the Company and the Facility Agent, amongst others, entered into a fifth supplemental agreement (the Fifth Supplemental Agreement) which amended and restated the Fourth Amended Credit Agreement (as amended and restated by the Fifth Supplemental Agreement (such amendments being effective as of 22 June 2018), the Fifth Amended and Restated Credit Agreement).

(I)

The Facility Agent sent an email on 21 March 2019 to the Lenders, asking the Lenders to respond to the Company’s and MGMGP’s request letter dated 21 March 2019 (the Amendment Request Letter) that the Lenders consent to certain amendments to the Fifth Amended and Restated Credit Agreement described therein.

(J)	The Parties agree that on the Sixth Effective Date (as defined below) the Fifth Amended and Restated Credit Agreement will be amended on the terms, and subject to the conditions, of this Agreement.
(K)

Pursuant to clause 26.1 (Procedure) of  the Fifth Amended and Restated Credit Agreement, the Majority Lenders (as defined in the Fifth Amended and Restated Credit Agreement) have consented to the amendments to the Fifth Amended and Restated Credit Agreement contemplated by this Agreement.  Accordingly, the Facility Agent is authorised to execute this Agreement on behalf of the Finance Parties.

IT IS AGREED as follows:

1.	INTERPRETATION
1.1	Definitions
(a)	In this Agreement:

Amended Credit Agreement means the Fifth Amended and Restated Credit Agreement as amended by this Agreement.

Sixth Effective Date means the date upon which the Facility Agent issues the Sixth Effective Date Notice pursuant to paragraph  (b) of Clause  2 (Amendments).

Sixth Effective Date Notice has the meaning given to that term in paragraph  (b) of Clause  2 (Amendments).

(b)	Capitalised terms defined in the Fifth Amended and Restated Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.
1.2	Construction

The provisions of clause 1.2 (Construction), 1.4 (Third Parties) and 36 (Enforcement) of the Fifth Amended and Restated Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Fifth Amended and Restated Credit Agreement are to be construed as references to this Agreement.

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2.	AMENDMENTS
(a)

Subject to paragraph (b) below, the Fifth Amended and Restated Credit Agreement will be amended from the Sixth Effective Date in the manner set out in Schedule 1 (Amendments to the Fifth Amended and Restated Credit Agreement).

(b)

The Fifth Amended and Restated Credit Agreement will not be amended by this Agreement unless the Facility Agent notifies the Company and each Lender that it has received all of the documents and evidence set out in Clause  3 (Conditions Precedent) below in form and substance satisfactory to the Facility Agent (the Sixth Effective Date Notice).  The Facility Agent must issue the Sixth Effective Date Notice as soon as reasonably practicable.

3.	CONDITIONS PRECEDENT

The conditions precedent to be delivered to the Facility Agent by the Company in accordance with paragraph (b) of Clause 2 (Amendments) above are:

(a)	an executed copy of this Agreement; and
(b)	evidence that all fees, costs and expenses then due and payable from the Company in connection with this Agreement and the amendments contemplated herein have been paid.
4.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in clause 16 (Representations and Warranties) of the Fifth Amended and Restated Credit Agreement on the date of this Agreement and on the Sixth Effective Date, in each case as if references to the Fifth Amended and Restated Credit Agreement are references to the Amended Credit Agreement with reference to the facts and circumstances then existing and in each case as if references to the Fifth Effective Date are references to the Sixth Effective Date.

5.	GUARANTEE AND SECURITY

Each Obligor, with effect on and from the Sixth Effective Date:

(a)	confirms its acceptance of the Amended Credit Agreement;
(b)	agrees that it is bound as an Obligor by the terms of the Amended Credit Agreement;
(c)	confirms that any security given by it or created under a Finance Document will:
(i)	continue in full force and effect; and
(ii)	extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents (including the Amended Credit Agreement); and

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(d)	(if a Guarantor) confirms that the guarantee given by it or created under a Finance Document will:
(i)	continue in full force and effect; and
(ii)	extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents (including the Amended Credit Agreement).
6.	INDEMNITY

Without prejudice to any indemnity provided under the Finance Documents, each Obligor must, jointly and severally and immediately on demand by any Party (other than an Obligor), indemnify that Party against any cost (including, without limitation, legal costs), expense, loss or liability which that Party incurs in connection with, or as a consequence of, entering into this Agreement.

7.	MISCELLANEOUS
(a)	No part of this Agreement is intended to or will create a registrable Security Interest.
(b)	Each of this Agreement and the Amended Credit Agreement is a Finance Document.
(c)

Subject to the terms of this Agreement, the Fifth Amended and Restated Credit Agreement will remain in full force and effect and, from the Sixth Effective Date, the Fifth Amended and Restated Credit Agreement and this Agreement will be read and construed as one document.

8.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

AMENDMENTS TO THE FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

The definition of Performance Bond Facility in clause 1.1 (Definitions) of the Fifth Amended and Restated Credit Agreement is deleted and replaced with:

“Performance Bond Facility means:

(a)

the facility made available under the facility agreement dated 15 April 2005 between  MGMGP and Banco Nacional Ultramarino, S.A. identified as "Garantia Bancária No. 139/2005" (as amended or replaced from time to time), any replacement of this facility or other similar facility entered into by a member of the Restricted Group to comply with the requirement under clause 61 of the SubConcession Contract; or

(b)

any facility entered into by a member of the Restricted Group for the purpose of issuing a Performance Bond, in an amount when aggregated with other facilities under this paragraph (b), not exceeding US$150,000,000 or its equivalent.”

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signatories company for and on behalf of mgm china holdings limited by:sixth supplement agreement mgmgp for and on behalf of mgm grand paradise, s.a. by:sixth supplement agreement original guarantor for and on behalf of mgm grand paradise (hk) limited by:sixth supplement agreement original guarantor for and on behalf of superemprego limitada by: sixth supplement agreement original guarantor for and on behalf of mgm-security services, ltd. by:sixth supplement agreement

Facility agent bank of america, n.a. by:name: wynnie lam title: vice president